UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

CBp CARBON GREEN, INC.
(formerly Shopper’s Wallet, Inc.)
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-139765

Nevada	98-050298
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston, Suite 22
Las Vegas, Nevada, 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-30-210-895-8786

Shopper’s Wallet, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 29, 2007, we completed a merger with our subsidiary, CBp Carbon Green, Inc. As a result, we have changed our name from “Shopper’s Wallet, Inc.” to “CBp Carbon Green, Inc.”. We changed the name of our company to better reflect the direction and business of our company.

In addition, effective November 29, 2007, we have effected a fifteen (15) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 150,000,000 shares of common stock with a par value of $0.0001 to 2,250,000,000 shares of common stock with a par value of $0.0001. Our issued and outstanding share capital has increased from 7,333,333 shares of common stock to 109,999,995 shares of common stock.

Item 7.01. Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on November 29, 2007 under the new stock symbol “CBPG”. Our new CUSIP number is 1248K1 109.

Item 9.01. Financial Statements and Exhibits.

99.1	Articles of Merger filed with the Secretary of State of Nevada on November 19, 2007 and which is effective November 29, 2007.

99.2	Certificate of Change filed with the Secretary of State of Nevada on November 19, 2007 and which is effective November 29, 2007.

99.3	News Release dated November 29, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBp CARBON GREEN, INC.

By:	/s/ Jana Whitlock
Name: Title:	Jana Whitlock President and Director

Date: November 29, 2007

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